UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 6, 2025
____________________

Civeo Corporation
(Exact name of registrant as specified in its charter)

British Columbia, Canada	1-36246	98-1253716
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Allen Center

333 Clay Street,	Suite 4980

Houston,	Texas	77002
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (713) 510-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value	CVEO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 6, 2025, a wholly owned subsidiary of Civeo Corporation (the “Company”), Civeo Pty Ltd (the “Buyer”), completed its previously announced acquisition of four villages with 1,340 rooms in Australia’s Bowen Basin and the associated assets and customer contracts pursuant to an Asset Sale and Purchase Agreement (the “Purchase Agreement”), dated February 18, 2025, between the Company, the Buyer, the seller parties named therein (collectively, the “Sellers”), and Graham William Cleary as the Seller Guarantor. The Company paid to the Sellers an amount of cash equal to A$105,000,000 which was funded with cash on hand and borrowings under the Company’s revolving credit facility.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description of Document
2.1
Asset Sale and Purchase Agreement, dated February 18, 2025, between Civeo Pty Ltd, the sellers party thereto and Graham William Cleary, as seller guarantor (incorporated herein by reference to Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-36246) filed on April 30, 2025).

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2025

            CIVEO CORPORATION

                    By: /s/ E. Collin Gerry ,
                    Name:    E. Collin Gerry
Title:    Senior Vice President, Chief Financial Officer and Treasurer